Exhibit 10.4

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is entered into as of September 19, 2014, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and NIMBLE STORAGE, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Credit Agreement dated as of October 1, 2013 (as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of April 23, 2014 and that certain Second Amendment to Credit Agreement dated as of June 17, 2014, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 1.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including October 1, 2016, not to exceed at any time the aggregate principal amount of Fifteen Million Dollars ($15,000,000) (“Line of Credit”), the proceeds of which shall be used for general corporate purposes, including working capital. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of the Closing Date (“Revolving Line of Credit Note”), all terms of which are incorporated herein by this reference.”

2. Section 1.1(b)(iv) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(iv) any account which represents an obligation of an account debtor located in a foreign country, except for Eligible Foreign Accounts or as approved by Bank in writing. As used herein, “Eligible Foreign Accounts” means those accounts for which the account debtor does not have its principal place of business in the United States but only to the extent such accounts from said account debtors do not exceed twenty-five percent (25%) of Borrower’s total eligible accounts receivable;”

3. Section 4.3(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b) not later than thirty (30) days after and as of the end of each of Borrower’s fiscal quarters, a financial statement of Borrower, prepared by Borrower, to include a balance sheet and income statement, which details depreciation and any other applicable non-cash items;”

4. Section 4.3(c) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(c) not later than thirty (30) days after and as of the end of each of Borrower’s fiscal quarters, Borrower’s cash flow statement;”

5. Section 4.3(d) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(d) not later than thirty (30) days after and as of the end of each of Borrower’s fiscal quarters, a borrowing base certificate executed by the President, Chief Financial Officer or Controller of Borrower, an aged listing of accounts receivable and accounts payable, a reconciliation of accounts receivable and accounts payable, and a deferred revenue schedule, and immediately upon each request from Bank, a list of the names and addresses of all Borrower’s account debtors; provided that, if any amount is outstanding under the Line of Credit then Borrower shall provide the documents required by this Section 4.3(d) to Bank not later than thirty (30) days after and as of the end of each month;”

6. Section 4.3(e) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(e) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a Compliance Certificate executed by the President, Chief Financial Officer or Controller of Borrower, including a certification that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;”

7. Section 4.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

“SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a) Minimum Modified Quick Ratio. A Modified Quick Ratio of not less than 1.25 to 1.00 at any time, measured quarterly, with “Modified Quick Ratio” defined as (i) the aggregate of cash and Borrower’s net accounts receivable (or the accounts receivable that are reported on the balance sheet), divided by (ii) (X) Current Liabilities plus the Line of Credit minus (Y) Deferred Revenue, with “Current Liabilities” defined as all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s obligations that should, under GAAP, be classified as current liabilities on Borrower’s consolidated balance sheet, including all Indebtedness (defined in Section 5.4), but excluding all other subordinated debt, that mature within one (1) year, and with “Deferred Revenue” defined as all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

(b) Minimum Tangible Net Worth. Tangible Net Worth not less than One Hundred Thirty-Five Million Dollars ($135,000,000), measured quarterly, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets and less any loans or advances to, or investments in, any related entities or individuals.”

8. Section 4.10 of the Agreement hereby is amended and restated in its entirety to read as follows:

“SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or any material change in the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower’s property in excess of an aggregate of Fifty Thousand Dollars ($50,000).”

9. Section 5.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“SECTION 5.2. INTENTIONALLY OMITTED.”

10. Section 5.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“SECTION 5.3. INTENTIONALLY OMITTED.”

11. The Compliance Certificate incorporated as part of the Loan Documents hereby is replaced with the Compliance Certificate attached hereto.

12. The Borrowing Base Certificate incorporated as part of the Loan Documents hereby is replaced with the Borrowing Base Certificate attached hereto.

13. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

14. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

15. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

16. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:

(a) this Amendment, duly executed by Borrower;

(b) an Amended and Restated Revolving Line of Credit Note dated as of even date herewith; and

(c) all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from Borrower’s account at Bank.

17. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

NIMBLE STORAGE, INC.

By:	/s/ Anup Singh
Title:	CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Megan Schoettmer
Title:	VP

[Signature Page to Third Amendment to Credit Agreement]

COMPLIANCE CERTIFICATE

TO:    WELLS FARGO BANK, NATIONAL ASSOCIATION

  121 South Market Street, 3rd Floor

  San Jose, CA 95113

I am an officer of NIMBLE STORAGE, INC., a Delaware corporation (“Borrower”). Under the terms of that certain Credit Agreement by and between Borrower and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) dated as of October 1, 2013 (as amended, restated, modified or supplemented from time to time, the “Agreement”), I hereby certify that:

1. The attached financial statements of Borrower dated as of             (the “Statement Date”) are true and correct and have been accurately prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (provided that monthly financial statements shall be prepared in accordance with GAAP other than with respect to exclusions of stock based compensation and other non-cash items), and used consistently with prior practices.

2. Unless expressly stated otherwise in a written statement attached to this Certificate, all representations and warranties contained in the Agreement remain true and correct, and as of the date hereof there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

3. The calculations regarding each financial covenant below (with capitalized terms not otherwise defined having the meanings given to them in the Agreement), as of the Statement Date, and regardless of whether Borrower must be in compliance with each covenant as of the Statement Date, are as follows:

BORROWER FINANCIAL COVENANTS:

SECTION	COVENANT	ACTUAL	REQUIRED
4.9(a)	Modified Quick Ratio	to 1.0	Greater than 1.25 to 1.0
4.9(b)	Tangible Net Worth	$	Greater than $135,000,000

[Signature Page Follows]

NIMBLE STORAGE, INC.

By:
Date:
Title:

BBC Exhibit Accounts Receivable Financing

Collateral Summary and Reconciliation Covering Collateral Activity for Period

From:	To:

The following is submitted as a reconciliation of the current aging to that of the previous month.

TOTAL
1.	PREVIOUS ACCOUNTS RECEIVABLE AGING BALANCE:		$—
2.	ADD: GROSS INVOICES		$—
	DEDUCT: CREDIT MEMOS		$—
3.	DEDUCT: CASH RECEIPTS		$—
	DEDUCT: DISCOUNTS		$—
4.	JOURNAL ENTRIES:
		DEBITS (REFUNDS & OTHER ADJUSTMENTS; DESCRIBE)	$—
		CREDITS (WRITE OFFS, ETC )	$—
		OTHER CREDIT ADJUSTMENTS (DESCRIBE)	$—
5.	CONTROL BALANCE (SUM OF LINES 1 THROUGH 4)		$—

6a.	GENERAL LEDGER BALANCE	$ —
6b.	CURRENT ACCOUNTS RECEIVABLE AGING:	$ —
7.	LESS: INELIGIBLE RESERVE PER EXHIBIT 1		$—
8.	NET ELIGIBLE ACCOUNTS RECEIVABLE (Line 5 minus Line 7)		$—
9.	MAXIMUM ADVANCE ON ACCOUNTS RECEIVABLE 80% OF LINE 8		$—
10	MAXIMUM BORROWING BASE (LINE 9 OR CREDIT LINE LIMIT, WHICHEVER IS LOWER)		$—
	CREDIT LINE LIMIT:	$15,000,000
	LESS: STANDBY LC SUBLIMIT:	$887,099
	ADJUSTED CREDIT LINE LIMIT:	$14,112,901
11	LESS: OUTSTANDING LOAN BALANCE AS OF END OF MONTH		$—
12	AVAILIABILITY(OVERADVANCE) LINE 10 MINUS LINE 11		$—

The above accounts are assigned to Wells Fargo Bank N.A. and security interest granted in accordance with terms and conditions of the existing continuing security agreement between the undersigned and Wells Fargo Bank N.A. to which reference is made. We hereby certify that the forgoing is true and correct in all particulars and the accounts describe above as collateral for loans represent accounts which conform to all representations and warranties set forth in said agreement.

Company Name NIMBLE STORAGE, INC.			Wells Fargo Bank N.A
Company Address 2740 Zanker Road, San Jose, CA 95134		Received By
By: Authorized Signature
Title	Date	Date	Office

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BBC Exhibit Accounts Receivable Financing

Exhibit 1 to Borrowing Base Certificate Dated:
Ineligible Accounts Receivable:
Past Due From Invoice Date Over 90 Days	$—
Credits Over 90 Days	$—
Government	$—
Eligible Foreign Accounts up to 25% of total eligible A/R	$—
Affiliate	$—
Other (Identify)	$—
20% Cross Aged Accounts	$—
Concentrations Over 25% (50% with respect to Avnet, Inc.)	$—
Contra	$—

TOTAL INELIGIBLE (Transfer to Line 7 of Certificate)	$—

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AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE

$15,000,000.00	San Jose, California October 1, 2013

FOR VALUE RECEIVED, the undersigned NIMBLE STORAGE, INC. (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) at its office at 121 South Market Street, 3rd Floor, San Jose, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

This Amended and Restated Revolving Line of Credit Note (the “Note”) completely amends and restates that certain Revolving Line of Credit Note dated as of October 1, 2013.

DEFINITIONS:

As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

(a) “Prime Rate” means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

(a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a three hundred sixty (360) day year, actual days elapsed) at a rate per annum equal to the Prime Rate. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

(b) Payment of Interest. Interest accrued on this Note shall be payable on the first day of each month, commencing November 1, 2013.

(c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, or at Bank’s option upon the occurrence, and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at an increased rate per annum (computed on the basis of a three hundred sixty (360) day year, actual days elapsed) equal to five percent (5%) above the rate of interest from time to time applicable to this Note.

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BORROWING AND REPAYMENT:

(a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note, the Credit Agreement and any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on October 1, 2016.

(b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) the Chief Executive Officer or Chief Financial Officer of Borrower, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

(c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of the date hereof, as amended, restated, modified or supplemented from time to time (the “Credit Agreement”). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Note.

MISCELLANEOUS:

(a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

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(b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

(c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first written above.

NIMBLE STORAGE, INC.

By:	/s/ Anup Singh
Name:	Anup Singh
Title:	CFO

[Signature Page to Amended and Restated Revolving Line of Credit Note]

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